Exhibit 10.24


                          STANDARD CONDITIONS FOR THE

                           SALE AND PURCHASE OF DEBTS



                                     BETWEEN





                                 Elcom Group Ltd


                                       AND



                      DEUTSCHE FINANCIAL SERVICES (UK) LTD

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                    DEUTSCHE FINANCIAL SERVICES (UK) LIMITED
             STANDARD CONDITIONS FOR THE SALE AND PURCHASE OF DEBTS
                                  VERSION 10/97

1.        Definitions

1.1 The headings in the Agreement and these Conditions are for convenience only and shall in no way affect their construction. The following expressions shall have the meaning set out opposite each:

Administration      Fee - a charge for the  services  provided or to be provided by DFS, in respect of each Debt vesting in DFS, calculated in accordance with the Particulars.

Approved Debt       - a Debt  referred  to in a Schedule  delivered  to DFS
                    which at the time such Schedule is delivered or any time thereafter

                    (i)  is not an Ineligible Debt; and
                    (ii) in relation to which the Client is not and has not been in breach of any warranty or undertaking contained in this Agreement; and (iii) which is undisputed.

Associate           - any person,  partnership  or body  corporate in which
                    the Client or any director,  shareholder,  agent or employee of the  Client  has a  material  interest  or  any  officer,
                    director,   shareholder,   affiliate,   parent,  partner  or
                    subsidiary of the Client or any other form of associate of the Client's as set out in section 184 of the Consumer
                    Credit Act 1974.

Base Rate           - the Base Rate or any replacement or substituted  rate
                    as quoted by National Westminster Bank plc or its successor for the currency in which any Prepayment is made.

Client              - the entity shown as the Client in the Particulars.

Collection Date     - two clear  Working Days after a remittance in respect of a
                    Debt appears on DFS' bank account.

Concentration Percentage  - the  percentage  (referred to in the
                    Particulars) which the total of Prepayments made to the Client by DFS in relation to unpaid Debts due by any one Customer bears to the total of all unpaid Debts vested in DFS from time to time.


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Confidential  Information - all information  relating directly to the Client's or any Subsidiary's business and/or operations which is of a secret and proprietary nature, as disclosed by the Client or any Subsidiary to DFS. "Confidential Information" includes customer lists and any information relating to customers or entities which are or have been customers of the Client or any of the Subsidiaries and any information relating to suppliers, supplier lists or requirements, price lists or price instructions, marketing and sales information, business plans or dealings, employees or officers, financial information and plans, new products, research and product development activities, any document marked "confidential", any information which DFS has been told or is aware is confidential and any information which has been given to DFS in confidence. "Confidential Information" does not include information which: (i) was already in DFS' possession prior to its disclosure by the Client or any Subsidiary; or (ii) becomes generally available to the public, other than as a result of a disclosure by DFS.

Contract of Sale    -  any  contract  for the  supply of Goods by the Client or a Subsidiary.

Contracted Amount   - in relation to a Debt, the total amount under
                    a Contract of Sale payable to the Client or a Subsidiary by a Customer including any tax or duty but before any deduction or allowance for prompt payment or otherwise.

Credit Limit        - an  amount   which  may  from  time  to  time  be
                    established (by DFS in DFS' reasonable discretion) in relation to any Customer. Its purpose is to determine the extent to which the aggregate indebtedness of any Customer at any one time comprises Approved Debts for the purposes of making Prepayments.

Cure Period         - such  period as shall be  determined  by DFS in its
                    absolute discretion and be conveyed by written notice from DFS to the Client by the expiry of which the Client must cease to breach the obligation or liability referred to in DFS' notice.

Current Account -   an account maintained by or on behalf of DFS in
                    the Client's name, to show the balance at any time between:

                    (i) all payments made to the Client and all costs expenses, charges and other sums paid or payable by the Client to DFS (including contingent liabilities); and

                    (ii) the amount of all Purchase Prices credited.

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Customer            - any entity which incurs or may incur any obligation to
                    make payment under a Contract of Sale.

Debt - the amount (or where the context so admits a part of the amount) of any obligation incurred or to be incurred by a Customer under a Contract of Sale (including any tax or duty payable and all Related Rights).

Debts Purchased     - an account maintained by DFS to show the anticipated
Account             Purchase Price of Debts
Defaulted Debt      (i) a Debt which remains unpaid for ninety days or more from the  Invoice  Date;  or  (ii)  a Debt  due  by an  Insolvent
                    Customer; or (iii) a Debt which in DFS' reasonable opinion is uncollectable.

Delivered           - in  relation  to Goods -  despatched  to the  Customer  in accordance with a Permitted Contract; and
                    - in relation to work done or services rendered - complete performance. "Deliver" and "delivery" shall be construed accordingly.

DFS                 - Deutsche Financial Services (UK) Ltd.

Discounting Charge  - a  charge  calculated  daily,  at the  rate  shown  in the
                    Particulars on the basis of a 360 day year, on the debit balance on the Current Account and which shall be debited monthly to the Current Account. The credit of any part of the Purchase Price to the Current Account prior to Collection Date shall not be taken into account in making such calculation.

Event of Default    - has  the  meaning  given  to  that  expression  in  the US
                    Agreement.

Funding Limit       -  the  amount  of  the  debit  balance,  specified  in  the
                    Particulars, on the Current Account which must not at any time be exceeded or such higher sum as DFS in its absolute discretion determines.

Goods               - goods, services, work and materials or licences.

Indebtedness        - all of  the  Client's  liabilities  and  indebtedness  for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, secured or unsecured.

Ineligible Debts    (i)  Defaulted Debts; or
                   (ii) any sums due from credit insurers; or


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                    (iii) any Debt payable by a Department or Ministry or Agency of the Crown or similar in relation to a foreign government: or (iv) any Debts whose invoice shall be addressed to a Customer outside a Permitted Country or expressed in a currency other than sterling (unless approved of by DFS); or
                    (v) any Debt subject to a contra account by the Customer; or
                    (vi) any Debts in excess of the Concentration Percentage in the date order of their creation; or (vii) any Debt which is to be rebated to the Customer; or (viii) any Debt on account of a Contract of Sale which has not been completely performed; or (ix) any Debt payable by a Customer who is an Associate; or (x) all Debts of any Customer whose instrument in or towards the discharge of a Debt shall not be honoured on first presentation; or (xi) all Debts under the Contract of Sale payable by stage or instalment payments; or (xii) all Debts in respect of which the Client cannot comply with its warranties and undertakings to DFS; or (xiii) all Debts disputed by Customers; or (xiv) any Debt due by a Customer which is not a commercial or institutional entity; or (xv) Debts which do not conform to the terms of payment as provided in the Particulars; or (xvi) all Debts payable by a Customer if more than half of the indebtedness of such Customer which is due and owing to the Client at any time exceeds the Recourse Period specified in the Particulars; or
                    (xvii) Debts in excess of Credit Limits. (xviii) Debts whose invoices are addressed to Customers in Permitted Countries referred to in clause 1.6 outside the United Kingdom in aggregate in excess of (pound)500,000 in their Invoice Date order.

Initial Survey Fee  - the fee payable by the Client to DFS for the first Survey

Insolvency          - in relation to an individual:
                   (i)  his bankruptcy; or
                   (ii)  his sequestration.

                    - in relation to a Partnership:
                    (i) its winding up; or
                    (ii) the Bankruptcy or sequestration of any or all the partners;

                    - in relation to any Limited Company:


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                    (i) the passing of a resolution  for a voluntary  winding up
                    (other than for the purpose of a solvent reorganisation or reconstruction); or (ii) the making of a winding up order; or (iii) the appointment of an administrator pursuant to the Insolvency Act 1986; or (iv) a Receiver or an Administrative Receiver being appointed to all or any part of its property.

                    - in relation to any entity:
                    (i) any voluntary arrangement under the Insolvency Act 1986; or (ii) the appointment of a judicial factor.

                    and "insolvent" shall be construed accordingly.


Invoice Date        - in respect of any Debt,  the date of  Client's  invoice to the relevant Customer for the sale of Goods giving rise to such Debt.

Net Value           - the  Contracted  Amount  of each  Scheduled  Debt less any
                    deduction   allowed  or  allowable  for  prompt  payment  or
                    otherwise.

Offer - an unconditional offer from the Client in such form as DFS may stipulate, to sell a Debt to DFS with full title guarantee which DFS shall be free in its reasonable discretion to accept or reject and where more than one Debt is at the same time included in an Offer each Debt shall be considered as being subject to an individual offer.

Particulars         - the  matters  referred  to in that  part of the  Agreement headed "Particulars".

Permitted  Contract - any  Contract  of Sale  entered  into by the  Client  or a
                    Subsidiary in the course of its Business (specified in the Particulars) with a Customer carrying on business in a Permitted Country and which provides for payment in sterling or the Euro or such other currency as DFS may in writing approve.

Permitted Country   - a  country  or  territory  listed  in the  Particulars  or otherwise agreed in writing by DFS (provided that such agreement has not been withdrawn).

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Prepayment          - the amount up to which DFS, at the Client's request, shall prepay before Collection on account of the Purchase Price of an Approved Debt and which shall be calculated at the percentage shown in the Particulars of the Net Value.

Purchase Price      - the  amount  payable  by  DFS to the  Client  pursuant  to condition 5.1 for each Debt, with its Related Rights, purchased by DFS.

Reasonable          -  reasonable  by the  standards  of a prudent  purchaser in
                    England, of Debts of the nature, quality and value of those being sold by the Client, when dealing with a seller of the nature and financial standing of the Client and taking into account all matters of fact and opinion known regarding the Client and its Customer (and "reasonably" shall be construed accordingly).

Recourse - DFS' right, by oral or written notice, to require the Client to repay to DFS all Prepayments made in respect of a Scheduled Debt.

Recourse Period     - the period referred to in the Particulars at the expiry of which DFS may require  Recourse in respect of any  Scheduled
                    Debt.

Related Rights      - the benefit of all  guarantees,  indemnities,  insurances, instruments and securities given to or held by the Client or a Subsidiary in relation to any Debt; and
                    - any ledger, computer data, statement or other record and any invoice, delivery note or other document on which or by which any Debt is recorded or evidenced; and
                    - all the  Client's  or,  as the case may be,  the  relevant
                    Subsidiary's rights pursuant to the Contract of Sale but without any obligation on DFS to complete the Contract of Sale; and;
                    - all bank statements evidencing receipt of monies towards settlement of a Debt;
                    - ownership of any Transferred Goods.

Schedule - in relation to a Debt not previously scheduled to DFS - the delivery by the Client to DFS of a schedule of Debts which shall have come into existence in such form and by such method, whether in writing, by electronic data transfer, or other means, as shall be reasonably prescribed by DFS from time to time and where appropriate its receipt by DFS.

Scheduled           - included in a Schedule or Offer delivered to DFS.

Survey              - the exercise by DFS of its rights under Condition 12.1.


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Termination Event  - any event set out in clause 20 entitling  DFS to terminate this Agreement whether or not DFS shall so terminate.

Terms of  Payment   -  the  Client's,  or as  the  case  may  be,  the  relevant
                    Subsidiary's conditions, approved by DFS, as to the method and time for payment of a Debt and included in the Contract of Sale; these may include a settlement discount up to 5% or such higher amount as may be agreed between DFS and the Client; the conditions of payment set out in the Particulars shall be so approved.

Transferred Goods   - Goods which any Customer shall reject,  or shall return or attempt to return to DFS or the Client or indicate a wish to do so; or - which the Client or, as the case may be, the relevant Subsidiary or DFS recover from the Customer in the exercise of the Client's or, as the case may be, the relevant Subsidiary's rights under the relevant Contract of Sale.

Trading Conditions  - that  portion of the standard  conditions  (other than the
                    Terms of Payment) upon which the Client or a Subsidiary enters into Contracts of Sale which will be approved by DFS from time to time in writing (the initial Trading Conditions having been initialled for the purpose of identification by DFS and the Client on the date hereof).

United Kingdom      - United  Kingdom of Great Britain and Northern  Ireland and
                    the Channel Islands and the Isle of Man.

US Agreement        -  the meaning given to that expression in the Particulars.

Working Day         - a day other  than a Saturday  or Sunday  when both DFS and banks in the City of London shall be open for the conduct of all normal business.

1.2 Unless the context otherwise indicates, the singular includes the plural and any gender shall include any other gender.

1.3 Where in or in relation to any place outside England and Wales the meaning of a word or expression used in this Agreement is to be considered and such word or expression has no counterpart in that place, it shall, unless the context otherwise requires, have the meaning of its closest equivalent in that place.

1.4 Headings to clauses and conditions are for convenience only. They shall not affect the interpretation of this Agreement. References to clauses are to clauses of the Agreement and to conditions are to the numbered sections appearing in this document.

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1.5      References to an Act of Parliament  shall be deemed to include each Act as amended, modified or re-enacted or any order, rule or regulation made thereunder.

1.6      The meaning of general  words  introduced by the word "other" shall not
         be  limited  by  reference  to  any  proceeding   word  or  enumeration
         indicating a particular class of acts matters or things.

1.7 If any provision of this Agreement shall to any extent be invalid or unenforceable then the remainder of this Agreement shall not be affected or impaired.



2.       Duration

2.1 This Agreement shall begin on the Commencement Date referred to in the Particulars and shall continue except as provided in Condition 2.2, for the Minimum Period also referred to in the Particulars. DFS or the Client may terminate this Agreement by giving to the other notice in writing, at any time, of at least the Minimum Notice Period referred to in the Particulars to expire at any time after the Minimum Period. In the event that the US Agreement terminates, this Agreement shall be deemed to have terminated on the same date.

2.2 DFS shall have the right at any time immediately to terminate this Agreement by giving written notice upon or at any time after the happening of a Termination Event for so long as the same is continuing unremedied and unwaived.

2.3 Except as otherwise provided, termination shall not affect the rights or obligations of either the Client or DFS in relation to any Debt then vested in DFS. This Agreement shall continue to bind both the Client and DFS for so long as may be necessary to satisfy such rights and obligations and, in any event, until all sums due to DFS hereunder have been paid in full.

2.4 This Agreement shall remain effective notwithstanding any change in the Client's name or constitution.

2.5 The Client shall have the right at any time immediately to terminate this Agreement in the event that DFS commits any material breach of its obligations under this Agreement and (if capable of remedy) such breach is not remedied within three Working Days following receipt by DFS of notice from the Client requiring the same to be remedied (in the case of any obligation in relation to the discounting of Debts) or within fifteen Working Days of notice from the Client requiring the same to be remedied (in any other case).

2.6 Without prejudice to the other provisions of this Clause 2, if at any time after the Minimum Period the Client in writing requests that the Funding Limit be increased and DFS is unwilling to agree to such increase then the Client may serve on DFS

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         thirty days'  notice of its  intention  to  terminate  this  Agreement provided that such notice is accompanied with a formal offer from an alternative discounter or factor of Debts including:

         (i)      discounting charges and administration fees;
         (ii)     all charges;
         (iii)    prepayment percentages;
         (iv)     eligibility for prepayments;
         (v)      the funding limit  ("Revised Terms")

         Within thirty days of such notice DFS may offer substantially to meet such Revised Terms in respect of the services provided by DFS under this Agreement. If the Client accepts DFS' offer then this Agreement will continue in full force except that the Revised Terms will apply.

         If the Client elects not to accept DFS' offer, then (unless the Client elects to withdraw its notice of termination) this Agreement shall terminate on the day which is thirty days after the Client notified DFS of its decision not to accept DFS' offer (and, in that event, the Client must pay to DFS a fee of (pound)18,000).

3.       Applicability, Title to Debts and Schedules

3.1 This Agreement shall apply only to the Debts or classes of Debts referred to in the Particulars.

3.2 As soon as possible on or after the Commencement Date the Client will make an Offer to DFS in respect of each Debt due to the Client on the Commencement Date together with its Related Rights. DFS shall accept the Client's Offer by crediting the value of each accepted Debt to the Debts Purchased Account. Upon such acceptance beneficial ownership of such Debts and their Related Rights shall vest in DFS. Debts, together with their Related Rights, coming into existence after the Commencement Date shall vest in DFS automatically upon such Debts coming into existence. If for any reason any Debt or any Related Rights shall fail effectively to vest in DFS then the Client or the relevant Subsidiary will hold them in trust for DFS. Following a Termination Event, for so long as the same is continuing unremedied and unwaived, DFS may at any time give notice to the Customer or any other person of the existence of such trust and that payment is to be made to DFS. By DFS' execution hereof DFS acknowledges intimation of such trust.

3.3 In respect of Debts coming into existence after the Commencement Date the Client shall furnish Schedules of Debts to DFS within two days of the Delivery of Goods or at such later time as DFS may reasonably stipulate. Each Schedule shall be accompanied by such documents and information as DFS may reasonably require. However, DFS may at any time give written notice to the Client that certain Debts need not thereafter be Scheduled.

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3.4      Following a Termination  Event,  for so long as the same shall continue unremedied and unwaived, DFS may at any time require the Client, at the Client's reasonable expense, to complete and deliver to DFS a duly executed written assignment of any Debt or its Related Rights with all stamp duty thereon paid by the Client and in a form approved by DFS.

4.       Credit Limits and Approved Debts

4.1 DFS may in DFS' reasonable discretion, at any time, establish a Credit Limit for any Customer and will promptly notify the Client of any such Credit Limit. A Credit Limit shall be subject to such terms as may be specified by DFS.

4.2 DFS may in DFS' reasonable discretion increase, reduce or cancel any Credit Limit by notice, including oral notice, which shall have immediate effect. However (except as provided in condition 4.5) no reduction or cancellation shall affect any existing Approved Debt arising from Goods Delivered prior to the service of such notice provided that such Debt shall otherwise continue to be an Approved Debt.

4.3 If the total of Debts outstanding from any one Customer is in excess of the Credit Limit relating to that Customer then to the extent that any Debt within the Credit Limit shall be paid or otherwise discharged, the next Debt of that Customer (in the order in which such Debts have been Scheduled) shall come within the Credit Limit prevailing at the time of such payment or discharge.

4.4 If more than half of the indebtedness of a Customer at any time remains unpaid beyond the expiry of the Recourse Period specified in the Particulars, no part of the entire indebtedness of that Customer shall, until further notice by DFS, be treated as consisting of Approved Debts.

4.5 All Credit Limits shall automatically be cancelled upon termination of this Agreement. Thereupon no unpaid Debt shall be an Approved Debt. Following a Termination Event, for so long as the same continues unremedied or unwaived, (whether or not DFS terminate this Agreement) DFS may by notice to the Client immediately cancel all or any Credit Limits. Thereupon no Outstanding Debt of the Customer referred to in such notice shall then be an Approved Debt and no further Debts of such Customer shall be Approved Debts.

4.6 Should the Client reveal to any person, including any Customer, the existence, absence or amount of any Credit Limit or any reason for the same, it will not reveal the name of DFS.

4.7 In establishing any Credit Limit DFS shall not act as a credit reference agency. Credit Limits will be established for DFS' own purposes and may not be taken as an indication or warranty as to the creditworthiness of any Customer. Except in relation to DFS' obligations in respect of Approved Debts, DFS shall have no other liability to the Client arising out of the establishment, modification or withdrawal of a Credit Limit.

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5.       Purchase Price and Payments by DFS

5.1 The Purchase Price of each Debt (together with its Related Rights) purchased by DFS shall be the amount paid by the Customer in or towards the discharge of the Debt less the Discounting Charge, the Administration Charge and the Charge referred to in Condition 6.1(v). The Client's right to payment of the Purchase Price of any Debt shall be exercisable solely by withdrawals from the Current Account, within the Funding Limit and subject to the restrictions imposed by these Conditions.

5.2 Upon any Debt being Scheduled, DFS shall provisionally enter the Purchase Price of such Debt in the Debts Purchased Account referred to in Condition 7.2. For administrative convenience DFS shall make such entry at its Scheduled value. DFS may subsequently make any necessary adjustment.

5.3 The amount of each Collection shall be credited to the Debts Purchased Account on its Collection Date in or towards settlement of the Purchase Price of the Debt and on the same day an equivalent amount shall be credited to the Current Account. If a Collection is only for part payment of a Debt, then only a proportionate amount of the Purchase Price shall be payable following such Collection.

5.4 Subject to DFS' other rights in this Agreement, at the Client's request:

          (i)     DFS will  pay to the Client in respect of all Approved Debts:

                  - the Prepayment (prior to expiry of the Recourse Period) on the day of the Client's faxed or written request for such payment provided that such request is received no later than noon on the day of such request and that a verbal estimate of the amount of such payment is provided to DFS by 11.00 am; and

          (ii) in respect of all Scheduled Debts in settlement of or on account of the Purchase Price:

                  - an amount equivalent to any remittance received in or towards settlement of any Debt (less any Prepayment previously made) on the Collection Date provided that such request is received no later than noon on the day of such request and that a verbal estimate of the amount of such payment is provided to DFS by 11.00 am; and

          (iii) - All payments to the Client shall be made by CHAPS in same day funds to such bank account of the Client as may from time to time be advised by the Client to DFS.

5.5 The amounts of all payments by DFS pursuant to Condition 5.4 shall be debited to the Current Account. The Client will repay to DFS promptly upon demand any amount by which any Prepayment shall exceed the amount of the Purchase Price tendered by the relevant Customer in final settlement of the Debt.

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5.6       DFS  shall  not be  obliged  to make  any  payment  to the  Client  in circumstances when:

          (i) such payment would cause the debit balance on the Current Account to exceed the lesser of either (a) the percentage referred to in clause 1.9 of all outstanding Approved Debts or
                  (b) the Funding Limit; or
          (ii) any petition or application for the Client's Insolvency shall be pending.

5.7 On or at any time after the occurrence of any Termination Event (whether or not DFS exercises DFS' right to terminate this Agreement) DFS shall not be obliged to make any Prepayment or any other payment before the Collection Date and shall be entitled on demand to the repayment of all such Prepayments previously made in respect of all or any Debts then outstanding.

5.8 DFS shall not be obliged to make any Prepayment before the Collection Date in circumstances where DFS, acting reasonably, considers it necessary or desirable to verify the existence or amount of such Debt.

5.9 The Client will promptly on demand repay to DFS a sum equivalent to the amount by which the debit balance on the Current Account exceeds the lesser of either the Funding Limit or an amount calculated by applying the Prepayment Percentage shown in the Particulars to the Net Value of all Outstanding Approved Debts.

6.        DFS' Fees and Charges

6.1 The Client shall pay to DFS:

           (i) - The Administration Fee monthly in advance on the First Working Day of each month; and

          (ii) - the Discounting Charge which for administrative convenience shall be debited monthly to the Current Account; and

          (iii) - all reasonable costs, claims, charges and expenses, legal or otherwise reasonably incurred or payable by DFS on the basis of a full indemnity in respect of the enforcement of the provisions of this Agreement or in obtaining any release or waiver in respect of Debts or Related Rights.

          (iv) - following termination of the Client's agency in accordance with clause 7.6 and in DFS' absolute discretion an amount equal to a maximum of 5% of:

                    (i) the Scheduled value of the Debts unrecovered at the date of the Termination Event; and

                    (ii) all Debts coming into existence thereafter;

                  provided that no such amount shall be payable in respect of any Debt arising at any time after this Agreement is terminated and the balance of the Current Account is zero.

6.2 All fees and charges payable by the Client exclude any applicable value added tax.

7.        Accounts

7.1 DFS shall maintain the Current Account in the Client's name.

7.2 DFS shall maintain the Debts Purchased Account in the Client's name to which the Scheduled value of Debts shall be debited and all Collections shall be credited.

7.3 Following the termination of the Client's agency to procure the collection of Debts,DFS shall maintain accounts in the names of each Customer to which Debts at their Scheduled value shall be debited and their respective Collections shall be credited.

7.4 DFS shall send to the Client at monthly intervals, or more frequently as requested by the Client, statements of the Current Account and the Debts Purchased Account together with such other information as DFS shall consider appropriate. Such accounts and information shall be treated as correct and binding upon the Client (except as to manifest errors) unless DFS is notified in writing of any errors within fifteen Working Days of the date of receipt by the Client of such accounts and information.

7.5 Once a week or more frequently on such days as DFS shall specify, the Client will prepare and forward to DFS a compliance certificate relating to all Debts purchased, prepared as of the Working Day immediately preceding such certificate and computed in accordance with the example annexed hereto.

7.6 After receipt from DFS of a copy of each Debts Purchased Account pursuant to condition 7.4, the Client will complete a reconciliation in such manner as DFS may reasonably require. This form will reconcile the sales ledger control account balance shown in the Client's books to the Debts Purchased Account shown in DFS' books. The Client shall deliver such reconciliation to DFS together with the Client's aged debtor analysis no later than the Reporting Date stated in the Particulars.

7.7      Following  termination of the Client's agency in accordance with clause
         7.6 DFS shall render statements of account to Customers at such intervals as DFS shall consider necessary.

7.8 Any account maintained by DFS and certified by DFS' Company Secretary to be a true and accurate copy shall be prima facie evidence in any proceedings as to the sums received and paid by DFS or due by the Client at the date to which the certificate relates, except only to the extent that specific errors and omissions shall be proved.

8.        Currencies

8.1 The Purchase Price of a Debt shall, unless otherwise agreed, only be paid in sterling.

8.2 Where DFS has agreed that a Debt may be expressed in a currency other than sterling DFS may provisionally calculate the Purchase Price by converting the Scheduled amount of the Debt at the rate of exchange supplied by DFS' bankers for the time of receipt by DFS of the relevant Schedule. Any necessary adjustments shall be made on the day of each collection.

8.3 All bank charges for collection and/or conversion of a Debt expressed in a currency other than sterling and any risk of loss (between the currency for payment of a Debt and the currency for payment of the Purchase Price) arising from any currency fluctuation and/or conversion shall be the Client's responsibility and shall be debited by DFS to the Current Account.



9.        Set -off and Other Rights

9.1 DFS shall have the right at any time to combine and balance accounts or exercise retention. Any amounts payable by the Client to DFS (whether under this Agreement or otherwise and whether payable presently, prospectively or contingently) may be set off against monies payable by DFS to the Client. DFS may in DFS' absolute discretion, make a reasonable estimate of such amounts payable where the same cannot immediately be determined. The parties declare hereby that it is not their intention by this clause to create any charge or other security.

10.      Client's Undertakings and Warranties

10.1 The Client undertakes that, throughout the currency of this Agreement, the Client will promptly disclose to DFS any material changes in the identity of the holders of the Client's share capital and all material adverse credit information which comes to its attention and which relates to its Customers.

10.2 The delivery of a Schedule shall, in relation to each Debt referred to in it, be deemed to constitute warranties that, save as previously disclosed in writing to DFS:

          (i) payment of the Scheduled amount of the Debt is an existing and binding obligation of the Customer referred to in the Schedule and that the invoice arises out of a Permitted Contract which is subject to and is not in breach of the laws of England and which is subject to the Client's or the relevant Subsidiary's Terms of Payment, referred to in the Particulars, and Trading Conditions and is payable in sterling or Euros or another currency approved by DFS;

          (ii) the Goods have been delivered and to the best of the Client's knowledge and belief the Customer will accept the Goods sold and will pay the Debt without any dispute or set-off or counterclaim, whether justified or not, within the Recourse Period (and if the Customer is Insolvent or deceased that the person having the duty to administer the Customer's estate will accept a claim or proof of debt for the unpaid balance of the Debt);

          (iii) The Client has the unconditional right to assign the Debt which is unencumbered by any charge, lien, equity trust or tracing or other right which affects or may affect the Debt or its Related Rights and that upon notice of assignment being given to the Customer the Debt will be payable only to DFS;

          (iv) no other person has or will have any interest in or other right relating to any such Debt or its Related Rights;

          (v) the Customer has a verifiable delivery point, is not an Associate and to the best of the Client's knowledge and belief has no right, other than under the Terms of Payment, the exercise of which would reduce or extinguish the Scheduled amount of the Debt;

          (vi) The Client and each Subsidiary has all requisite consents licenses and permits for the performance of the Contract of Sale and, in the case of the Client, to enter into this Agreement and for the Client or the Client's assignees to receive payment in the permitted currency of the Debt;

          (vii) there is no breach of any obligation owed or owing to any Customer under a Contract of Sale related to such Debt; and that the Client and each Subsidiary will pay all carriage and shipping charges in accordance with the Contract of Sale;

          (viii) The Client and each Subsidiary will have no obligations to Customers other than under the Contract of Sale which in the aggregate give rise to financial liabilities that can be offset against the Debts or entitle a Customer to delay or refuse payment and which exceed (pound)100,000 at any one time;

          (ix) to the best of the Client's knowledge and belief no Debt may be reduced except in accordance with the terms of a Contract of Sale approved by DFS or by the prompt issue of a credit note on a sound commercial basis;

           (x) the Debt has not arisen from an agreement regulated by the Consumer Credit Act 1974;

          (xi) to the best of the Client's knowledge and belief, all signatories contained in or appearing on every order, invoice, notification or other document supplied to DFS and relating to a Debt are genuine (and, in the case only of documents originated by the Client, the statements contained therein are true);

          (xii) other than Customers' payments paid to DFS, no payment has been made by, nor has any invoice been rendered to, a Customer before Delivery of the whole of the Goods to which the Contract of Sale relates unless agreed in writing by DFS.

10.3      The Client undertakes to DFS that:

          (i) the Client and each Subsidiary will not grant any extension of time for payment nor waive, modify or terminate any Contract of Sale except in accordance with the Client's credit policy statement previously agreed with DFS;

          (ii) the Client will promptly perform all the Client's and will procure that each Subsidiary promptly perform such Subsidiary's further or continuing obligations to the Customer under the Contract of Sale and , at DFS' request will provide evidence reasonably satisfactory to DFS of such performance; in the event of any failure of such performance, the Client will permit DFS, on such terms as DFS may reasonably consider appropriate, to perform any such obligations at the Client's expense;

          (iii) upon a Customer becoming entitled to a credit against a Scheduled Debt the Client will promptly or will procure that the relevant Subsidiary will promptly issue and dispatch credit notes to which the relevant Customer isentitled and will promptly include details of credit notes in Schedules (but DFS shall at all times have reasonable discretion to require that DFS' prior approval is to be obtained before the issue of a credit note to a Customer);

           (iv) as trustee for DFS the Client will hold and will procure that each Subsidiary will hold and keep separate from the Client's or as the case may be the relevant Subsidiary's other money, any remittance in payment of or on account of or in any way relating to a Debt or its Related Rights vested in DFS and shall promptly and in any event no later than close of business the following Working Day deliver to DFS the identical remittance or, when required by DFS, shall pay the identical remittance direct into DFS' bank account or any other bank account stipulated by DFS; by DFS' execution hereof DFS acknowledges intimation of the foregoing trust; if it be necessary for any cheque or remittance to be endorsed to DFS to enable DFS to receive payment then Client will endorse the same to DFS and give DFS' bankers any indemnity in respect of non transferable cheques;

          (v) the Client indemnifies DFS against all reasonable costs and expenses incurred by DFS in the collection or attempted collection of any Debts following the cancellation of the Client's Agency pursuant to clause 7.6;

          (vi) in respect of any existing Debt on the Commencement Date and in respect of any future Debt, promptly upon it coming into existence, the Client will make an appropriate entry in the Client's books of account that it has been sold to

                    DFS and shall procure that all records of Debts maintained in the Client's books of account or other records in the names of Customers bear a conspicuous notation that they have been assigned to and are only payable to DFS;

          (vii) no Contract of Sale if the aggregate of such Contracts of Sale exceeds (pound)50,000 will provide for Delivery of the Goods to be spread over a period exceeding ninety days unless agreed in writing by DFS;

          (viii) all covenants in respect of Debts shall remain fulfilled until all monies due to DFS (whether from the Client, any Customer or otherwise) under the Agreement and these Conditions shall have been paid in full;

          (ix) it will advise DFS promptly upon becoming aware of the same should an event occur which if not remedied will result in a Termination Event;

          (x) it will not create in favour of any other party any assignment, mortgage, charge, lien, trust, pledge or encumbrance in respect of Debts or any monies due from the Client to DFS; or do anything which will affect DFS' right to be treated as the beneficial owner of each Debt;

          (xi) upon becoming aware of any circumstances which would result in any previously Scheduled Debt becoming an Ineligible Debt, it will promptly notify DFS;

          (xii) it will procure that, by no later than 31 December 1998, none of the Subsidiaries shall continue to originate new Debts.

10.4 Where the Client is unable to give all of the warranties or comply with the Client's obligation herein relating to a Debt the Client will enter such Debt on a separate Schedule with full particulars of such inability. Any event or circumstance so disclosed shall be deemed not to give rise to any breach of the warranties contained in this Clause 10.

10.5 During the currency of this Agreement the Client will not without DFS' prior consent enter into any other agreement for the purchase or discounting of the Debts.

11.       Recourse and Repurchase

11.1 DFS may exercise Recourse in respect of:

          (i) each Approved Debt where the Collection Date has not occurred before the expiry of the Recourse Period; or

          (ii) each Approved Debt upon breach of any of the Client's undertakings, warranties or obligations to DFS relating to such Debt; or

          (iii) all or any uncollected Scheduled Debts (whether or not Approved Debts) upon termination of this Agreement; or

          (iv) all or any uncollected Scheduled Debts following the happening of a Termination Event for so long as the same is continuing unremedied and unwaived; or

          (v) the uncollected Scheduled Debts referred to in any notice making all or any Approved Debts into Ineligible Debts; or

          (vi) any Scheduled Debt to which Condition 10.4 applies; or

          (vii) each Approved Debt upon the Insolvency of the relevant Customer.

11.2 The Client will promptly pay all amounts due to DFS by way of Recourse upon receipt of any notice from DFS demanding Recourse hereunder, to the extent that DFS cannot exercise set-off.

11.3 Alternatively DFS may serve a notice on the Client requiring the Client to repurchase the Debts referred to in condition 11.1(i) to (vii) inclusive in the same situations at a repurchase price equivalent to the amount of the Prepayments made in respect of each Debt. The repurchase price shall be promptly paid by the Client to DFS upon receipt of the repurchase notice.

11.4 Until the repurchase price of all Debts subject to repurchase notices has been paid together with all other sums due to DFS such Debts and their Related Rights shall remain vested in DFS.

11.5 Upon DFS serving notice of repurchase of all outstanding Debts in the circumstances contemplated in sub-conditions 11.1(iii) or 11.1(iv) , the repurchase price shall be treated as being paid when the Client pays to DFS an amount equivalent to the debit balance on the Current Account, together with all or any accrued or contingent fees, charges, expenses and other sums due to DFS at the date of such payment.

11.6 After payment of the repurchase price of a Debt, and provided that the Client owes no other sum to DFS, DFS shall promptly pay to the Client any amount received in relation to such Debt and in the meantime hold it on trust for the Client.

11.7 Whether before or after the termination of this Agreement the Client will repay to DFS an amount equivalent to any monies collected in respect of a Debt if payment be set aside at any time under the laws relating to insolvency.

11.8 Upon termination of this Agreement for any reason the Client will repurchase all outstanding Debts for a price equivalent to the debit balance on the Current Account but so that no Debt shall revest in the Client until such price shall have been paid.

12.       Client's Accounts and Records

12.1 The Client irrevocably agrees to allow any duly authorised representative or agent of DFS at all reasonable times following a Termination Event and on reasonable notice prior to a Termination Event to attend at and enter any of the Client's and each Subsidiary's premises to inspect, verify, check and copy (making free use of the Client's facilities) all books, accounts, computer or other records, orders, proofs of completion of the Contract of Sale, banking records and statements, files, business procedures and original correspondence, and such other papers as DFS may reasonably require in relation to Debts, Related Rights, and the Client's compliance with this Agreement.

12.2 The Client will supply DFS with the Client's internal management accounts within twenty days of the end of each month or at such other intervals as DFS may specify.

12.3 The Client will furnish DFS within one hundred and eighty days of the end of each of its financial years with its annual financial statements prepared in accordance with generally accepted accounting principles, certified or audited by an independent professional firm of accountants showing the Client's financial position and the results of the Client's operations as at the end of such financial year.



13.       Credit Balances

13.1 After a Termination Event and so long as the same remains unremedied and unwaived, the Client irrevocably authorises DFS to make payment to any Customer in respect of a credit balance on that Customer's account, whether arising from the issue of a credit note by the Client or otherwise.

14.      Transferred Goods

14.1 All Transferred Goods not in DFS' possession but in the possession of the Client shall be held by the Client on trust for DFS.

14.2 DFS shall have the right to take possession of any Transferred Goods and to sell them on such terms as DFS may reasonably deem fit. The proceeds of sale, after deduction of all costs and expenses relating to such possession or sale, shall be treated by DFS as a payment of or on account of the Debt to which such goods relate.

15.      Allocation of Receipts, Credits and Allowances

15.1 Following a Termination Event or at any other time after giving notice of intent to the Client, DFS may appropriate any Collection, or any credit, allowance or dividend, in or towards the discharge of any Approved Debt in priority to any other Scheduled Debt, despite any contrary appropriation by the Client or the Customer.

16.      Discounts, Commission or Allowances Claimed by Customers

16.1     DFS  shall not be liable to the  Client  for the  amount of  discounts,
         commissions  or  other  allowances   wrongly  claimed  or  deducted  by
         Customers. The Purchase Price shall be correspondingly reduced.

17.      Notification to Customers, Collection of Debts and Disputes

17.1 Following the termination of the Client's agency in accordance with clause 7.6 DFS may notify the assignment of Debts to each Customer who is or may become indebted to the Client in such form and at such intervals as DFS may determine. DFS may also require the Client to give such notification at the Client's reasonable expense at such intervals and upon such documents as DFS may reasonably stipulate.

17.2 Following the termination of the Client's agency in accordance with clause 7.6 DFS shall have the sole and exclusive right of collecting and enforcing payment of any Debt and its Related Rights vested in DFS, in such manner as DFS in DFS' absolute discretion may decide including the resolution of disputed Debts. DFS may institute, conduct, defend or compromise in the name of either the Client or DFS on such terms as DFS may think fit, any legal proceedings by or against DFS or the Client in relation to such Debt and its Related Rights. Without affecting the generality of the above DFS will not pursue sums of (pound)35.00 (thirty five pounds) or less unpaid by a Customer. The Client will be bound by anything done by DFS under this condition, including any corresponding reduction in the Purchase Price.

17.3 Following the termination of the Client's agency in accordance with clause 7.6 the Client will and will procure that each Subsidiary will, upon request and at the Client's own cost, provide every reasonable assistance and co-operate fully in such collection or enforcement. At all times the Client will, as reasonably required by DFS, exercise any rights as seller to recover Goods in accordance with the Client's Contracts of Sale or enforce any Related Rights.

17.4     The Client will take all proper steps to resolve any disputed Debt. .


17.5     DFS or DFS'  agents,  may take  such  reasonable  steps as DFS  believe
         necessary  to  verify  the   existence  and  amount  of  Debts  or  the
         creditworthiness of Customers.

18.      Communications with Banks, Auditors, and Accountants

18.1 The Client irrevocably authorises DFS to provide the Client's banks, auditors and accountants with such information as they may require in relation to the Client's dealings with DFS.

18.2 The Client confirms that the Client will promptly after the execution of this Agreement irrevocably authorisethe Client's bank, auditors and accountants to provide DFS with such information as DFS may reasonably require. DFS is authorised to request such information provided that at the time of such request a copy of such request is sent to the Client.

19.      Transfer of Agreement

19.1 DFS shall not assign any of its rights and benefits hereunder unless a Termination Event has occurred and is continuing unremedied and unwaived, provided that DFS may, in connection with a reorganisation of the Deutsche Bank group, assign its rights and benefits hereunder to another wholly owned subsidiary (as that expression is defined in section 736 of the Companies Act 1985) of Deutsche Bank AG, and provided further that DFS may, in connection with a securitisation of its assets, grant a security interest over its rights and benefits hereunder. DFS may perform its obligations hereunder through sub-contractors or agents provided that DFS shall continue to be responsible for the performance of such obligations. The Client may not assign, transfer, charge, sub-contract, delegate or otherwise deal with this Agreement or the rights, benefits and obligations under this Agreement without DFS' prior written consent.

20.      Termination Events

20.1 DFS may, at any time, by written Notice to the Client, terminate this Agreement forthwith at any time after the happening of any of the following events:

          (i) the Client breaching any of the provisions contained in clauses 7 and 8 and in conditions 3.4, 5.9, 6, 7.5, 10.3(iv), 10.3(x), 10.5, 11.2 or 11.3 and (in each case) such breach (if capable of remedy) continuing for three Working Days following receipt by the Client of notice from DFS requiring the same to be remedied; or

          (ii) the Client's failing for a period of five Working Days to deliver a Schedule containing Debts not previously notified; or

          (iii) the Client breaching any other provision of this Agreement and such breach (if capable of remedy) continuing for fifteen Working Days following receipt by the Client of notice from DFS requiring the same to be remedied; or


          (iv)    DFS having served 5 notices at any time under  Condition  20.1
                  (i) or DFS having served 15 notices at any time under Condition 20.1 (ii) in any rolling 12 month period.

          (v) the Client's Insolvency or any petition (other than a frivolous or vexatious petition which is removed within ten Working Days of its issue) being presented or meeting being called for the Client's Insolvency or any arrangement, whether formal or informal, or the execution of a trust deed, being made or proposed for the benefit of creditors generally; or

          (vi) the Client's income or assets being seized under any execution of legal process, distress for rent; or

          (vii)  a garnishee order in respect of the Client is made on DFS; or

          (viii) the Client's ceasing, or threatening to cease, to carry on the Client's business;

          (ix)    any    final    judgement    decree    or   award    exceeding
                  (pound)250,000.00 is entered against the Client which remains unsatisfied for seven days; or

          (x) any holder of a charge or mortgage, over the Client's or any Subsidiary's Debts or Related Rights, who has given a waiver, release or priority agreement to DFS or any other person who has so given a waiver, release or priority giving notice to terminate amend or withdraw the same; or

          (xi) any guarantee given by a third party in respect of the Client's obligations under this agreement is terminated without the prior consent of DFS or otherwise ceases to be of full force and effect; or
          (xii) if any of the events referred to in sub-Conditions 20.1 (iv) to (ix) inclusive and 20.1 (xiv) shall occur in relation to any guarantor or indemnifier incorporated in the United Kingdom of the Client's obligations to DFS; or

          (xiii) if any of the Client's obligations to third parties for the repayment of borrowed monies in excess of (pound)250,000 shall be declared due prior to their stated maturity dates by reason of default or shall not be paid when due or within any applicable grace period; or

          (xiv) if any representation to DFS made by the Client or on the Client's behalf at any time (whether before or after the Commencement Date of this Agreement) shall prove to be untrue in any material respect; or

          (xv) the occurrence of an Event or Default (as defined) in the US Agreement; or

         (xvi)      DFS is unable,  by 31 January  1998,  to obtain a
                    security interest position in the assets of Elcom International Inc and Catalink Direct Inc which is immediately behind the security interest position held by Deutsche Financial Services Corporation in such assets, and such Termination Event continues for thirty

                    Working Days following the receipt by the Client of notice from DFS requiring the same to be remedied.

20.2 DFS may at any time by 90 days written notice to the Client terminate this agreement if the Client ceases to be a Subsidiary (as that expression is defined in section 736 of the Companies Act 1985) of Elcom International Ltd.

21.       Preservation of DFS' Rights and Variations

21.1 DFS' rights under the Agreement shall not be affected by the grant of time or indulgence to the Client or to any Customer or to any other person nor by any waiver of or failure or delay in exercising any rights or options whether under the Agreement or otherwise.

21.2 DFS shall be entitled to rely upon any act done or document signed or communication sent by any person who DFS reasonably believes to be a director, company secretary, controller, accountant or treasurer of the Client or any person on a list of authorised signatories provided by the Client from time to time.

21.3 The Client will carry out the reasonable procedural steps stipulated by DFS for the efficient working of the Agreement.

21.4 Any variation of the Agreement must be in writing and signed by or on behalf of both the Client and DFS but may be constituted by one or more document.

22.       Notices

22.1 Any notice given by either party under this Agreement (unless otherwise indicated) may be delivered, posted, sent by facsimile transmission or other means of electronic data communication to the other party at such other party's address stated in the Agreement or to such other party's registered office or to any other place at which such other party conducts business or handed personally to any of such other party's Directors or Company Secretary.

22.2     Any such notice shall be treated as served;

          (i)     if delivered, at the time of delivery;
          (ii) if sent by post, on the second day following the date of posting;
          (iii)  if  sent  by  facsimile   transmission   or   electronic   data
          communication at the time of receipt;
          (iv) if handed  personally,  at the time of such handing.



22.3 Any oral notice permitted by this Agreement to be given by DFS shall be effective upon being communicated to any director or company secretary of the Client.

23.       Confidential Information

23.1 DFS undertakes and agrees with the Client that all Confidential Information which comes into the possession of DFS will be held by DFS in the strictest confidence and that DFS will not disclose, divulge or grant access to such Confidential Information other than to:-

          (i)     its professional advisers; or

          (ii) any reputable outsourcing company for the time being engaged by DFS to supply computer or other outsourcing services; or

          (iii) collection agents, tracing agents, credit reference or fraud prevention agencies (but only to the extent that such disclosure is in accordance with established market practice); or

          (iv) Deutsche Bank AG, Deutsche Financial Services Inc and any affiliate, subsidiary or parent company thereof.

          (each a "Permitted Person") and DFS undertakes to procure that any Permitted Person will hold such Confidential Information in the strictest of confidence. DFS shall, promptly upon termination of the Agreement for any reason, return all Confidential Information to the Client without keeping any copies thereof, provided that nothing in this Condition 24 shall prevent DFS from retaining Confidential Information to the extent necessary to allow DFS to recover the Debts and enforce DFS' rights against Customers.

23.2 Unless otherwise agreed in writing by DFS and the Client or required by law or by the rules of any stock exchange upon which the securities of the Client's ultimate holding company are listed, no press release or other announcement shall be made by either of the parties hereto in respect of the subject matter of this Agreement.

Proper Law and Jurisdiction

This Agreement shall be subject to the laws of England without prejudice to DFS' right to take proceedings in the courts of any other competent jurisdiction.

The above are the Standard Terms and Conditions for the Purchase of Debts incorporated in the Agreement whose Commencement Date is 3rd December 1997 between Deutsche Financial Services (UK) Ltd. and the Client, namely, Elcom Group Ltd.which have been signed on behalf of both parties for the purposes of identification.

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


DEUTSCHE FINANCIAL SERVICES (UK) LIMITED)


Signed on behalf of                    )
Deutsche Financial Services            )
 (UK) Ltd. by                          )
                                       )
By  William Nolin                      )/s/ William Nolin
*Insert full names                     )Signature of Director/Company Secretary
of Director/Company Secretary          )




CLIENT

Signed on behalf of                    )
Elcom Group Limited                    )
                                       )
by  Kevin Morrison                     ) /s/ Kevin Morrison
*insert full names                     )Signature of Director/Company Secretary
of Director/Company Secretary)         )